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                                                                    Exhibit 10.4

                                                                  EXECUTION COPY



                             SUBSCRIPTION AGREEMENT

                                 BY AND BETWEEN

                    INTERCONTINENTAL TELECOMMUNICATIONS CORP.

                                       AND

                        CAPITAL COMMUNICATIONS CDPQ INC.














--------------------------------------------------------------------------------

                                  MAY 31, 2000

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS............................................................................................1

ARTICLE II REPRESENTATIONS OF THE COMPANY........................................................................6

         2.1      Existence and Good Standing....................................................................6
         2.2      Capital Stock..................................................................................6
         2.3      Authorization and Validity of the Documents....................................................7
         2.4      Subsidiaries and Investments...................................................................7
         2.5      Financial Statements...........................................................................8
         2.6      Real Property..................................................................................9
         2.7      Personal Property..............................................................................9
         2.8      Material Contracts.............................................................................9
         2.9      Consents and Approvals; No Violations.........................................................11
         2.10     Litigation....................................................................................11
         2.11     Compliance with Laws..........................................................................12
         2.12     Employment Relations; Employee Benefits.......................................................12
         2.13     Securities Law Compliance.....................................................................12
         2.14     Transactions with Affiliates..................................................................12
         2.15     Permits.......................................................................................13
         2.16     Broker's or Finder's Fees.....................................................................13
         2.17     Absence of Changes............................................................................13
         2.18     No Undisclosed Liabilities....................................................................15
         2.19     Taxes.........................................................................................15
         2.20     Intellectual Property Rights..................................................................16
         2.21     Insurance.....................................................................................17
         2.22     Environmental Matters.........................................................................17
         2.23     Guarantees....................................................................................18
         2.24     Computer Programs and Software................................................................18
         2.25     No Illegal or Improper Transactions...........................................................18
         2.26     Bank and Brokerage Accounts; Investment Assets................................................18
         2.27     No Powers of Attorney.........................................................................19
         2.28     Books and Records.............................................................................19
         2.29     Disclosure....................................................................................19

ARTICLE III REPRESENTATIONS OF THE SUBSCRIBER...................................................................19

         3.1      Existence and Good Standing; Power and Authority..............................................19
         3.2      Restrictive Documents.........................................................................20
         3.3      Purchase for Investment.......................................................................20
         3.4      Broker's or Finder's Fees.....................................................................20
         3.5      Restricted Securities.........................................................................20
         3.6      Legends.......................................................................................20


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
ARTICLE IV COVENANTS............................................................................................21

         4.1      Regulatory and Other Approvals................................................................21
         4.2      Diligence by Subscriber.......................................................................21
         4.3      No Solicitations..............................................................................22
         4.4      Conduct of Business...........................................................................22
         4.5      Employee Matters..............................................................................23
         4.6      Notice and Cure...............................................................................23

ARTICLE V ISSUANCE OF SECURITIES; PAYMENT OF SUBSCRIPTION PRICE; CLOSINGS.......................................24

         5.1      Issuance of Preferred Stock...................................................................24
         5.2      Subscription Price............................................................................24
         5.3      Time and Place of Closings....................................................................24
         5.4      Closing Deliveries............................................................................24

ARTICLE VI CONDITIONS TO THE SUBSCRIBER'S OBLIGATIONS...........................................................25

         6.1      Good Standing and Other Certificates..........................................................25
         6.2      Truth of Representations and Warranties.......................................................25
         6.3      Performance of Agreements.....................................................................25
         6.4      No Litigation.................................................................................25
         6.5      Third Party Consents; Governmental Approvals..................................................25
         6.6      Certificate of Designation....................................................................25
         6.7      Investor Rights Agreement.....................................................................25
         6.8      Taxes; Financial Statements...................................................................26
         6.9      Transfer of Microtec Licenses.................................................................26
         6.10     No Material Adverse Effect....................................................................26
         6.11     Compliance with Labor Law Regulations.........................................................26
         6.12     Opinions of Company Counsel...................................................................26
         6.13     D & O Insurance...............................................................................26
         6.14     Business Plan.................................................................................26
         6.15     Ongoing Business..............................................................................26
         6.16     Preferred Stock...............................................................................26
         6.17     Employee Confidentiality......................................................................27
         6.18     Other Documents...............................................................................27
         6.19     Transfer of Contracts.........................................................................27
         6.20     Joint Marketing Agreement.....................................................................27

ARTICLE VII CONDITIONS TO THE COMPANY'S OBLIGATIONS.............................................................27

         7.1      Truth of Representations and Warranties.......................................................27
         7.2      Third Party Consents; Governmental Approvals..................................................27
         7.3      Performance of Agreement......................................................................27
         7.4      No Litigation.................................................................................27




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
ARTICLE VIII POST-CLOSING AGREEMENTS............................................................................28

         8.1      Financial Statements and Other Information....................................................28
         8.2      Reservation of Common Stock; Valid Issuance...................................................28
         8.3      Further Assurances; Post-Closing Cooperation..................................................29
         8.4      Compliance with FCPA..........................................................................29
         8.5      Use of Proceeds...............................................................................30
         8.6      Transfer of Microtec Licenses.................................................................30
         8.7      Transfer of Contracts.........................................................................30

ARTICLE IX SURVIVAL.............................................................................................30

         9.1      Survival......................................................................................30

ARTICLE X INDEMNIFICATION.......................................................................................30

         10.1     Indemnification...............................................................................30
         10.2     Contribution; Limitations on Indemnification..................................................31
         10.3     Indemnification Procedure.....................................................................31

ARTICLE XI TERMINATION..........................................................................................33

         11.1     Termination...................................................................................33
         11.2     Effect of Termination.........................................................................33

ARTICLE XII MISCELLANEOUS.......................................................................................33

         12.1     Confidentiality...............................................................................33
         12.2     Knowledge of the Company......................................................................34
         12.3     Expenses......................................................................................34
         12.4     Governing Law.................................................................................34
         12.5     Captions......................................................................................34
         12.6     Publicity.....................................................................................34
         12.7     Notices.......................................................................................34
         12.8     Parties in Interest...........................................................................36
         12.9     Counterparts..................................................................................36
         12.10    Entire Agreement..............................................................................36
         12.11    Amendments....................................................................................36
         12.12    Severability..................................................................................37
         12.13    Third Party Beneficiaries.....................................................................37
         12.14    Arbitration...................................................................................37
         12.15    English Language..............................................................................38



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                             SUBSCRIPTION AGREEMENT

         SUBSCRIPTION AGREEMENT dated as of May 31, 2000 by and between INTERCONTINENTAL TELECOMMUNICATIONS CORP., a Florida corporation, d/b/a ITC.net (the "Company"), and CAPITAL COMMUNICATIONS CDPQ, INC., a corporation incorporated under the laws of Quebec, Canada (the "Subscriber").

                              W I T N E S S E T H:

         WHEREAS, the Subscriber desires to subscribe for, and the Company desires to issue, 4,914,005 shares (the "Preferred Shares") of Preferred Stock, par value $0.0001 per share, of the Company which, after giving effect to the transactions contemplated hereby, shall constitute 100% of the issued and outstanding Series A Convertible Preferred Stock of the Company (the "Preferred Stock");

         WHEREAS, on or prior to the execution and delivery of this Agreement, the Company shall have filed with the Secretary of State of the State of Florida, a Certificate of Designation, in substantially the form attached hereto as Exhibit A, setting forth the rights and obligations relating to the Preferred Stock (the "Certificate of Designation") including without limitation, provisions relating to the conversion of the Preferred Stock into the Company's Common Stock, par value $0.0001 per share (the "Common Stock"); and

         WHEREAS, at the closing of the transactions contemplated hereby, the Company, the shareholders of the Company and the Subscriber have executed and delivered an Investor Rights Agreement, in substantially the form attached hereto as Exhibit B, setting forth the rights and obligations relating to the holders of the Preferred Stock (the "Investor Rights Agreement").

         NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Action or Proceeding" means any action, suit, arbitration, proceeding or government entity investigation or audit.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the equity of any other entity. For




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the purposes of this Agreement, the Certificate of Designation and the Investor
Rights Agreement, the Company shall not be considered an Affiliate of the Subscriber.

         "Agreement" shall mean this Subscription Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

         "Applicable Law" shall mean any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Permit, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, binding on a given Person whether in effect as of the date hereof or as of any date thereafter.

         "Balance Sheet Dates" shall have the meaning set forth in Section 2.5 of this Agreement.

         "Board of Directors" shall have the meaning set forth in Section 2.3 of this Agreement.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the business or condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Brazil" means the Federative Republic of Brazil.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

         "Business Plan" shall mean the business plan of the Company attached hereto as Exhibit E.

         "Certificate of Designation" shall have the meaning set forth in the recitals of this Agreement.

         "Closing" shall have the meaning set forth in Section 5.3 of this Agreement.

         "Closing Date" shall mean May 31, 2000.

         "Commission" shall mean, at any time, the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

         "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Property" shall mean any real property and improvements owned, leased, used, operated or occupied by any Transaction Party.




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         "Confidentiality Agreement" shall mean a confidentiality agreement between the Company and an employee substantially in the form of Exhibit F attached hereto.

         "Damages" shall have the meaning set forth in Section 10.1 of this Agreement.

         "Documents" shall mean, collectively, this Agreement, the Certificate of Designation, the Investor Rights Agreement and any other agreements or instruments delivered in connection with the foregoing.

         "Dollars" and "$" shall mean United States Dollars.

         "Employee Stock Option Plan" shall have the meaning set forth in
Section 2.2 of this Agreement.

         "Encumbrances" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by Applicable Law), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets), any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement with the pertinent public or private registry.

         "Environmental Law" means any Applicable Law relating to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any hazardous material.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "FCPA" shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

         "GAAP" shall have the meaning set forth in Section 2.5 of this Agreement.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, Brazil, any other country or any domestic or foreign state, county, city or other political subdivision.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the type otherwise described in this definition secured by any lien on any property owned by such Person or any of its Subsidiaries, (iii) capitalized lease obligations, (iv) all guarantees of any type of indebtedness otherwise described in this definition, (v) all obligations of such Person




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to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay or similar obligations and (vi) interest rate protection hedging agreements, currency hedging agreements or commodity hedging agreements.

         "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

         "Investor Rights Agreement" shall have the meaning set forth in the recitals of this Agreement.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by any Transaction Party (other than securities issued by any Subsidiary).

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Licenses and Permits" shall mean, whether these terms are used collectively or individually, any Federal, state, local or other governmental or other third party permits (including occupancy permit), licenses, consents, certificates of authority, authorizations, approvals, registrations, franchises or similar consents under Applicable Law, including, without limitation any licenses or permits necessary to operate any telecommunications towers or use any spectrum, granted or issued by any Governmental or Regulatory Authority including, without limitation, Anatel.

         "Material Adverse Effect" shall mean, with respect to a Transaction Party, a material adverse effect on the business, prospects, assets, liabilities, revenues, costs and expenses, income before provision for income taxes, operations or condition, financial or otherwise, of the such Person, other than changes or effects resulting from changes attributable to conditions affecting the applicable business generally, changes in general economic conditions, cyclical changes that are consistent with the past operating history of the such Person's business, or changes attributable to the announcement or pendency of this transaction. An event should be deemed to constitute a Material Adverse Effect if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Permit" shall mean certificate, registration, franchise, license, consent, authorization, and similar consents held by any Transaction Party, including, without limitation, any Permits issued by Anatel.



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         "Permitted Business" shall mean any business in which any of the
Transaction Parties are engaged in on the Closing Date, and any reasonable extensions thereof; provided, however, that such businesses are not primarily operated in any country which is the target of any United States boycott laws, embargo laws, or the substantial equivalent thereof.

         "Permitted Encumbrances" shall mean (i) any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Encumbrance arising in the ordinary course of business by operation of Applicable Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of any Transaction Party.

         "Person" shall mean and include natural persons, corporations, sociedades anonimas, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Preferred Shares" shall have the meaning set forth in the recitals of this Agreement.

         "Preferred Stock" shall have the meaning set forth in the recitals of this Agreement, and, in any event, shall be issued on the terms and conditions set forth in the Certificate of Designation.

         "Prohibited Payment" shall have the meaning set forth in Section 2.25 of this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and under any applicable state securities laws.

         "Subscriber" shall have the meaning set forth in the first paragraph of this Agreement.

         "Subscription Price" shall have the meaning set forth in Section 5.2 of this Agreement.

         "Subsidiary" shall have the meaning set forth in Section 2.4(a) of this Agreement.

         "Taxes" means (a) any and all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, add-on minimum, ad valorem, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, Permit, payroll, employment, severance, pay as you earn, withholding on amounts paid by or to the relevant party, social security and franchise or other governmental taxes or charges, imposed under Applicable Law; and such term shall include any interest (punitive or otherwise), penalties or additions to tax related or attributable to such taxes; or




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(b) Liability for the payment of any amounts of the type described in (a) as a result of any obligation to indemnify any other Person.

         "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Transaction Party" shall have the meaning set forth in Section 2.1 of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS OF THE COMPANY

         In order to induce the Subscriber to enter into this Agreement and to subscribe for the Preferred Stock, the Company represents and warrants to and agrees with the Subscriber as follows:

         2.1 EXISTENCE AND GOOD STANDING. The Company and each of its Subsidiaries (each a "Transaction Party," and collectively, the "Transaction Parties") is a Person, duly organized, validly existing and in good standing, or the equivalent thereof, under the laws of the jurisdiction of its organization. Each Transaction Party has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Except as set forth in Schedule 2.1, each Transaction Party is duly qualified or licensed to do business and is in good standing, or the equivalent thereof, and is authorized to do business, in each jurisdiction in which the character or location of the properties owned, leased or operated by such entity or the nature of the business conducted by such entity makes such qualification or license necessary, except where any such failure to be duly qualified or licensed or in good standing, or the equivalent thereof, would not have a Material Adverse Effect.

         2.2 CAPITAL STOCK. Immediately prior to giving effect to the transactions contemplated hereby, the Company had an authorized capitalization consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share ("Common Stock"), and 20,000,000 shares of preferred stock par value $0.0001 par share ("Preferred Stock") of which 11,415,265 shares of Common Stock were outstanding and 7,518,810 shares were being held in reserve for issuance upon the exercise of outstanding stock options and existing warrants. In addition, the Employee Stock Option Plan provides for the grant of 2,850,000 additional options to purchase Common Stock (the "Employee Stock Option Plan"). No shares have been granted by the Company under the Employee Stock Option Plan. All outstanding shares of capital stock of the Company (including, without limitation, those purchased by the Subscriber hereunder) have been, and, on the Closing Date, will be duly authorized and validly issued and fully paid and nonassessable. Schedule 2.2 contains a true and complete list of the existing shareholders of the Company, and their respective ownership of capital stock of the Company. Except as set forth on Schedule 2.2, and except for the Preferred Stock, there will be no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by any Transaction Party of any shares of capital stock of any Transaction Party or other securities exchangeable or convertible into capital stock of any Transaction Party, in each case subject to adjustment based on the





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exercise of outstanding stock options and existing warrants, and there are no stock appreciation rights or phantom stock plans outstanding. Schedule 2.2 sets forth the aggregate number of shares of Common Stock which, as of the date of this Agreement, the Company is obligated to issue in connection with each specific item set forth on Schedule 2.2 and described in the immediately preceding sentence, after giving effect to the transactions contemplated thereby. In addition, except as set forth in Schedule 2.2, there are no rights, agreements, restrictions or encumbrances (such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements, voting trusts, registration rights agreements, shareholders agreements, etc., whether or not any Transaction Party is a party thereto) nor are there any restrictions on the transferability or sale of such capital stock pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of capital stock of any Transaction Party (whether outstanding or issuable upon conversion, exchange or exercise of any other security of any Transaction Party). Except as set forth in Schedule 2.2, no Transaction Party has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote). The shares of Common Stock to be issued upon exercise of the Preferred Stock are duly and validly authorized and when issued upon exercise of the Preferred Stock, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Encumbrances and preemptive or other similar rights other than Encumbrances, and preemptive or similar rights which may have been granted by the Subscriber. The delivery of a certificate or certificates at the Closing representing the Preferred Stock will transfer to Subscriber good and valid title to the Preferred Stock, free and clear of all liens, representing 30.09% of the issued and outstanding capital stock of the Company and 18.41% of the capital stock of the Company on a fully diluted basis.

         2.3 AUTHORIZATION AND VALIDITY OF THE DOCUMENTS. The Company has the requisite corporate power and authority to execute and deliver the Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Company and the performance of its obligations hereunder, including, without limitation, to own, hold, sell and transfer (pursuant to this Agreement) the Preferred Stock, have been duly authorized and approved by all necessary action (including, without limitation, all action of the board of directors of the Company (the "Board of Directors"), and shareholders or other required Persons of the Company) and no other action on the part of such persons is necessary to authorize the execution, delivery and performance of the Documents by the Company. No consent, approval or action of, filing with or notice under Applicable Law on the part of any Transaction Party is required in connection with the execution, delivery and performance of the Documents. Each of the Documents has been duly executed and delivered by the Company and, assuming due execution thereof by the other parties thereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

         2.4 SUBSIDIARIES AND INVESTMENTS. (a) Schedule 2.4 attached hereto lists each Person in which the Company owns, directly or indirectly, any equity security (each a "Subsidiary").




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For clarification purposes, both ITC Holdings Brasil S/C Ltda. and
Intercontinental Telecom Corporation do Brasil S/C Ltda. are Subsidiaries of ITC.net.

             (b) Schedule 2.4 lists the jurisdictions in which each Subsidiary is qualified or licensed to do business and all lines of business in which each Subsidiary is participating or engaged.

             (c) Each Subsidiary has the equity capitalization (including minority ownership) and the owners of record set forth in Schedule 2.4. All of the outstanding shares of capital stock or other equity securities, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth in Schedule 2.4, are owned, of record and beneficially, by a Transaction Party, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise relating to the capital stock or other equity securities, as the case may be, of any Transaction Party, pursuant to which such Transaction Party is or may become obligated to issue or purchase any shares of capital stock or other equity securities of such Transaction Party or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital stock or other equity securities of such Transaction Party other than such rights granted to a Transaction Party.

             (d) There are no restrictions of any kind which prevent or restrict the payment of dividends by any Subsidiary.

         2.5 FINANCIAL STATEMENTS. (a) The Company has delivered to Subscriber audited financial statements (balance sheet and statement of operations, including notes thereto) as of and for the twelve months ended April 30, 1999 and, with respect to each of its Subsidiaries, unaudited financial statements (balance sheet and statement of operations, including notes thereto) as of and for the eight months ended December 31, 1999 (collectively referred to as the "Balance Sheet Dates"), and unaudited financial statements (balance sheet and statement of operations) as of and for the 11 months ended March 31, 2000, in each case in English (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other (except for the omission of footnotes in the unaudited Financial Statements). The Financial Statements fairly present the financial condition and operating results of each Transaction Party as of the date, and for the periods, indicated therein. Other than as disclosed in the Financial Statements, the Transaction Parties have no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Dates and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Transaction Parties. Except as disclosed in the Financial Statements, no Transaction Party is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Each Transaction Party maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.



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             (b) Each of the balance sheets included in the Financial Statements
(including any related notes and schedules) fairly presents the financial position of the respective Transaction Party as of its date and each of the statements of operations, shareholders' equity (deficit) or cash flows included in or incorporated by reference into the Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and, except in the case of the unaudited statements, subject to normal recurring year-end adjustments.

         2.6 REAL PROPERTY. (a) Each Transaction Party has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in the preceding sentence is a legal, valid and binding agreement, enforceable in accordance with its terms, of each Transaction Party and of each other Person that is a party thereto, and except as set forth in Schedule 2.6(a), there is no, and no Transaction Party has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. No Transaction Party owes any brokerage commissions with respect to any such leased space.

             (b) The Company has delivered to Subscriber prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property listed in
Schedule 2.6(a).

             (c) Neither the Company nor any Transaction Party owns any real property. Schedule 2.6(a) contains a true and correct list of each parcel of real property leased by the Transaction Parties (as lessor or lessee).

         2.7 PERSONAL PROPERTY. Each Transaction Party owns or otherwise possesses adequate rights to use such items of personal property that are being used in the conduct or operation of the business of the Transaction Parties (the "Personal Property"). Schedule 2.7 accurately lists all items of Personal Property owned by any Transaction Party, except for items having an original cost of less than fifty-thousand U.S. Dollars (U.S.$50,000). Except as set forth on Schedule 2.7 each Transaction Party has good and marketable title to all Personal Property used by it, free and clear of all Encumbrances. Except as set forth on Schedule 2.7 all machinery and equipment (including trucks and other vehicles) owned by any Transaction Party and used in such Transaction Party's business since the date of the Financial Statements: (a) is in good working order and condition, ordinary wear and tear excepted, (b) is usable in the ordinary course of business, and (c) has been maintained in a reasonably prudent manner in the ordinary course of business. All fixed assets used by any Transaction Party that are material to the operation of such Transaction Party's business are owned by the applicable Transaction Party.

         2.8 MATERIAL CONTRACTS. (a) Except as set forth on Schedule 2.8(a) and
Schedule 2.2 attached hereto, no Transaction Party is bound by (i) any agreement, contract, instrument or commitment providing for annual payments of more than $100,000, (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock providing for annual payments of more than $100,000, (iii) any agreement or contract with any Affiliate, (iv) any employment agreement, consulting agreement or any other similar type of contract (which entitles any Person to over $100,000 per year) or (v) any agreement, contract or commitment limiting the ability of any Transaction Party to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area. Except as otherwise set forth on Schedule 2.8(a), each contract or agreement set forth on Schedule 2.8(a) (or required to be set forth in Schedule 2.8(a)) is in full force and effect and there exists no material default or material event of default or to the knowledge of the Company, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other material event or condition, would become a default or event of default thereunder.

             (b) The Joint Marketing Agreement between the Company, Vitech America, Inc. ("Vitech") and Microtec Sistemas Industria e Comercio S.A. ("Microtec"), as amended, a copy of which is attached hereto as Exhibit "G" (the "Joint Marketing Agreement"), is a valid and binding agreement of the Company, Vitech and Microtec, enforceable against the Company, Vitech and Microtec in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or law). The Joint Marketing Agreement provides to the Company the exclusive right to free and unlimited use of the service and frequency licenses owned by Microtec (the "Microtec Licenses"), to the extent of Microtec's rights under such licenses.

             (c) The Microtec Licenses (i) have been duly authorized, granted and delivered to Microtec, a wholly-owned Brazilian subsidiary of Vitech, by the Brazilian Agencia Nacional de Telecomunicacoes ("Anatel") in accordance with all applicable legal requirements, (ii) are owned by Microtec free and clear of any Encumbrances, (iii) are valid for their stated uses, subject to terms of the Ato 2508 of March 16, 1999, and the Ato 2514 of March 17, 1999 both issued by Anatel in favor of Microtec (the "Atos"), (iv) there are no material legal impediments to the transfer of the Microtec Licenses to the Company or any of the Company's Subsidiaries indicated by the Company, and (v) when transferred to the Company or any of its Subsidiaries as indicated by the Company, the Microtec Licenses will permit the Company to conduct its business in accordance with the Business Plan, including building a broadband network in Brazil utilizing frequencies not regulated by Anatel. Schedule 2.8(c) attached hereto contains a true and complete copy of all Microtec Licenses.

             (d) Microtec is and has been in compliance in all material respects with the terms and conditions of the Microtec Licenses, and neither the Company nor any of its officers or directors have any knowledge that the Microtec Licenses will be modified, suspended or terminated.

             (e) Except as disclosed in Schedule 2.8(e), no Transaction Party is a party to, or bound by, any contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such contracts, materially adverse to the business or condition of any Transaction Party.

             (f) Except as disclosed on Schedule 2.8(f), each Transaction Party purchases from or sells products and services to other Persons pursuant to written agreements, contracts, instruments or commitments to which such Transaction Party is a party. Except as disclosed on Schedule 2.8(f), no Transaction Party purchases from or sells to any Person any products or services pursuant to any agreement, contract, instrument or commitment to which such Transaction Party is not a party.

         2.9 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement and the other Documents by the Company to which it is a party and compliance by the Company with the terms and provisions hereof and thereof and the issuance of the Preferred Stock by the Company and the consummation of the transactions contemplated hereby does not and will not:

             (a) violate or contravene any provision of the articles of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of any Transaction Party;

             (b) violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court, arbitrator or any other public body or authority by which any Transaction Party is bound or by which any of its properties or assets are bound;

             (c) require any filing with, or permit, consent authorization, qualification or approval of, or exemption from, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person (other than required filings under the Exchange Act), or

             (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any Transaction Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any Transaction Party is bound, or by which it or any of its properties or assets may be bound, including, without limitation, the Microtec Licenses.

         2.10 LITIGATION.

             (a) There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Company, any investigation by) any governmental or other instrumentality or agency pending, or, to the knowledge of the Company, threatened, against or affecting any Transaction Party or any such entity's directors, officers, properties or rights which could reasonably be expected to have a Material Adverse Effect. No Transaction Party is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

             (b) There are no facts or circumstances known to the Company that could reasonably be expected to give rise to any litigation that would be required to be disclosed pursuant to clause (a) above. No Transaction Party is a plaintiff in any Action or Proceeding.

         2.11 COMPLIANCE WITH LAWS. Each of the Transaction Parties is in compliance in all material respects with all Applicable Laws, regulations, licensing requirements, orders, judgments and decrees and has obtained all required governmental approvals and permits in each jurisdiction in which they currently do business. Without limiting the generality of the foregoing, each of the Transaction Parties is in compliance in all respects with the FCPA.

         2.12 EMPLOYMENT RELATIONS; EMPLOYEE BENEFITS.

             (a) The Transaction Parties are in compliance with all Federal, state or other Applicable Laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not, and are not, engaged in any unfair labor practice and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any Transaction Party.

             (b) Schedule 2.12(b) contains a list of the names of each director, of each officer and of each full-time employee of each Transaction Party having an annual salary or wages of at least U.S.$50,000. as of the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date.

             (c) Schedule 2.12(c) contains a true and complete list and description of each of the benefits granted by the Transaction Parties, including those provided for in any employment contracts. Other than the benefits listed in Schedule 2.12(c), there are no other employee benefits granted by the Transaction Parties that may be required under any Applicable Law.

             (d) Exhibit D contains a true and complete copy of the Employee Stock Option Plan as of the date hereof.

         2.13 SECURITIES LAW COMPLIANCE. Assuming that the representations set forth in Article III are true and correct, the offering, issuance, sale and delivery of the Preferred Stock to the Subscriber is exempt from the registration requirements of the Securities Act. The Company has complied with, or is exempt from, all registration requirements of all applicable state securities laws, or foreign securities laws, in connection with the offering, issue, sale and delivery of the Preferred Stock.

         2.14 TRANSACTIONS WITH AFFILIATES. Except as disclosed in Schedule 2.14, as of the date of this Agreement, (i) there are no intercompany Liabilities between the Company, its officers or directors, on the one hand, and any Subsidiary, its officers or directors, on the other, (ii) neither the Company nor any such officer, director, Affiliate provides or causes to be provided any assets, services or facilities to any Transaction Party, and (iii) no Transaction Party provides or causes to be provided any assets, services or facilities to the Company or any such officer, director, Affiliate. Except as disclosed in Schedule 2.14, each of the Liabilities and transactions listed in
Schedule 2.14 was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Schedule 2.14, since the Balance Sheet Dates, all settlements of intercompany Liabilities under items (i) to (iii) of this Section 2.14, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business.

         2.15 PERMITS. Schedule 2.15 contains a true and complete list of all Permits used in and material to the business or operations of the Transaction Parties, setting forth the owner, the function and the expiration and renewal date of each such Permit. Prior to the execution of this Agreement, the Company has delivered to Subscriber true and complete copies of all such Permits. Except as disclosed in Schedule 2.15:

                  (i) the Transaction Parties own or validly hold each Permit listed on Schedule 2.15;

                  (ii) each Permit listed in Schedule 2.15 is valid, binding and in full force and effect; and

                  (iii) no Transaction Party is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

         2.16 BROKER'S OR FINDER'S FEES. The Company has entered into, and is solely responsible for all costs and obligations, under an agreement with Pierce Financial Corporation, a copy of which is attached hereto as Schedule 2.16. Except for the Company's agreement with Pierce Financial Corporation, no agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from the Subscriber, any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby based upon any arrangement or understanding made by or on behalf of the Company or its officers or directors.

         2.17 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on the Closing Date, since the Balance Sheet Dates there has not been any material adverse change in the business or condition of any of the Transaction Parties, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as set forth in Schedule 2.17, there has not occurred between the Balance Sheet Dates and the date hereof:

                  (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any Transaction Party or any direct or indirect redemption, purchase or other acquisition by any Transaction Party of any such capital stock of or any option with respect to any Transaction Party;

                  (ii) any authorization, issuance, sale or other disposition by any Transaction Party of any shares of capital stock of or option with respect to any Transaction Party, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or option with respect to any Transaction Party;

                  (iii) (x) any increase in the salary, wages or other compensation of any officer, employee or consultant of any Transaction Party whose annual salary is, or after giving effect to such change would be, U.S.$50,000 or more; (y) any establishment or modification of
         (a) targets, goals, pools or similar provisions in respect of any fiscal year under the Employee Stock Option Plan, employment contracts or other employee compensation arrangements or (b) salary ranges, increase guidelines or similar provisions under the Employee Stock Option Plan, employment contracts or other employee compensation arrangements; or (z) any adoption, entering into, amendment, modification or termination (partial or complete) of the Employee Stock Option Plan except to the extent required by Applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which the Transaction Party reasonably believed to be the least costly was chosen;

                  (iv) (a) incurrences by the Transaction Parties of Indebtedness in an aggregate principal amount exceeding U.S.$100,000 (net of any amounts discharged during such period), or (b) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of any Transacting Party under, any Indebtedness of or owing to any Transaction Party;

                  (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of any Transaction Party in an aggregate amount exceeding U.S.$100,000;

                  (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of any Transaction Party, (y) any method of calculating any bad debt, contingency or other reserve of any Transaction Party for accounting, financial reporting or tax purposes or (z) the fiscal year of any Transaction Party;

                  (vii) any write-off or write-down of or any determination to write off or down any of the assets and properties of any Transaction Party in an aggregate amount exceeding U.S.$100,000;

                  (viii) any acquisition or disposition of, or incurrence of an Encumbrance (other than a Permitted Encumbrance) on, any assets and properties of any Transaction Party;

                  (ix) any (x) amendment of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of any Transaction Party, (y) reorganization, liquidation or dissolution of any Transaction Party or (z) business combination involving any Transaction Party and any other Person;

                  (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (a) any contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed to the Subscriber prior to the Closing or (b) any material License held by any Transaction Party;

                  (xi) capital expenditures or commitments for additions to property, plant or equipment of any Transaction Party constituting capital assets in an aggregate amount exceeding U.S.$100,000;

                  (xii) any commencement or termination by any Transaction Party of any line of business;

                  (xiii) any transaction or contemplated transaction by any Transaction Party with any officer, director or Affiliate (other than a Transaction Party) other than pursuant to any contract in effect on the Balance Sheet Dates and disclosed to Subscriber;

                  (xiv) any entering into of an agreement to do or engage in any of the foregoing after the date hereof; or

                  (xv) any other transaction involving or development affecting any Transaction Party outside the ordinary course of business.

         2.18 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the balance sheet included in the Financial Statements, there are no Liabilities against, relating to or affecting any Transaction Party or any of their respective assets and properties, other than Liabilities incurred in the ordinary course of business which in the aggregate are not material to the business or condition of the Transaction Parties.

         2.19 TAXES. Except as disclosed on Schedule 2.19 or as reserved for in the Financial Statements:

             (a) Each Transaction Party has (i) duly filed (or there has been filed on its behalf) with the appropriate government entities all Tax Returns required to be filed by it, all of which Tax Returns are true, correct and complete in all respects and (ii) duly paid in full all Taxes owed by it whether or not shown on any Tax Return;

                  (i) Each Brazilian Subsidiary has withheld and paid over to the proper government entity in Brazil all applicable Taxes, including, without limitation, all corporate income Taxes (IRPJ), social contribution on profits (CSL), service Tax (ISS), withholding Taxes and state value added Tax (ICMS);

                  (ii) Each Brazilian Subsidiary has withheld and paid over to the proper government entity in Brazil all applicable labor Taxes and social contributions, including, without limitation, the National Institute of Social Security (INSS) and the Government Severance Indemnity Fund for Employees (FGTS);

             (b) Each Transaction Party has withheld and paid over to the proper government entity under Applicable Law all Taxes required to have been withheld and paid over to the proper government entity under Applicable Law in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

             (c) No audits, Actions or Proceedings, or other administrative or court claims are presently pending or, to the knowledge of the Company threatened or contemplated with regard to any Taxes or Tax Returns of any Transaction Party;

             (d) The income Tax Returns of each Transaction Party have been filed with the appropriate government entities for all periods through and including 1999, and no deficiencies were asserted as a result of any such filings that have not been resolved and fully paid; no Transaction Party has been granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment, collection or payment of any Taxes for which a Transaction Party may be liable;

             (e) There are no Encumbrances outstanding against any assets, properties or business of any member of any Transaction Party which arise from or are otherwise related to Taxes or Tax Returns, and the Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on any asset of the Transaction Parties;

             (f) True, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any Transaction Party since April 30, 1999 have been made available to the Subscriber for its review;

             (g) The unpaid Taxes of the Transaction Parties did not, as of the date of any of the Financial Statements, exceed the reserve for Tax Liability set forth on such Financial Statements, and the unpaid Taxes of the Transaction Parties will not exceed that reserve as adjusted on their Books and Records for payments and accruals made through the Closing Date in accordance with the past custom and practice of the Transaction Parties in filing their Tax Returns;

             (h) The Transaction Parties are not parties to any Tax sharing, Tax indemnity or other agreement or arrangement relating to Taxes with any Person.

         2.20 INTELLECTUAL PROPERTY RIGHTS. The Transaction Parties have interests in or use only the Intellectual Property disclosed in Schedule 2.20, each of which the Transaction Parties have either all right, title and interest in or a valid and binding license to use. No other Intellectual Property is used or necessary in the conduct of the business of the Transaction Parties. Except as disclosed in Schedule 2.20, (i) the Transaction Parties have the exclusive right to use the Intellectual Property disclosed in Schedule 2.20, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Transaction Parties to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any license, or any interest therein, held by any Transaction Party in respect of such Intellectual Property, (iv) the Company has delivered to Subscriber prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) the Transaction Parties have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) no Transaction Party is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License to use such Intellectual Property and (vii) the Company has no knowledge that such Intellectual Property is being infringed by any other Person. No Transaction Party has received notice that any

Transaction Party is infringing any Intellectual Property of any other Person, no claim is pending or, to the knowledge of the Company, has been made to such effect that has not been resolved and, to the knowledge of the Company, no Transaction Party is infringing any Intellectual Property Rights of any other Person. No Transaction Party uses any Intellectual Property owned by or licensed to any Person, director, officer or employee of any Transaction Party.

         2.21 INSURANCE. Schedule 2.21 contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of any Transaction Party, affect or relate to the ownership, use or operation of any of the assets and properties of any Transaction Party and that (i) have been issued to any Transaction Party or (ii) have been issued to any Person (other than a Transaction Party) for the benefit of any Transaction Party. The insurance coverage provided by the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Schedule 2.21 is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Transaction Party nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. No Transaction Party has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

         2.22 ENVIRONMENTAL MATTERS. Each of the Transaction Parties has obtained all Permits which are required in respect of its business, operations or assets and properties under applicable Environmental Laws. Each of the Transaction Parties is in compliance in all material respects with the terms and conditions of all such Permits and with any applicable Environmental Law. Except as set forth in Schedule 2.22 (with paragraph references corresponding to those set forth below):

             (a) No order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Company, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by any Transaction Party to have any Permit required in connection with the conduct of the business or operations of any Transaction Party and the Company has no knowledge of any facts or circumstances which could reasonably be expected to form the basis for any such order, complaint, penalty or investigation.

             (b) There are no Encumbrances (other than Permitted Encumbrances) arising under or pursuant to any Environmental Law or order on any real property owned or leased by any Transaction Party, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of the Company, is in process which could subject any of such properties to such Encumbrances.

             (c) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, any Transaction Party in relation to any property or facility now or previously owned or leased by any Transaction Party which have not been delivered to Subscriber prior to the execution of this Agreement.

         2.23 GUARANTEES. Except as set forth on the Financial Statements no Transaction Party is directly or indirectly, (i) liable, by guarantee or otherwise, upon or with respect to, (ii) obligated by discount or repurchase agreement or in any other way to provide funds with respect to, or (iii) obligated to guarantee or assume, any debt, dividend or other obligation of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

         2.24 COMPUTER PROGRAMS AND SOFTWARE. Schedule 2.24 lists all technology consisting of computer programs and software used by each Transaction Party (other than standard operating software used by businesses generally), and any and all present and prior versions, new releases and derivative products related thereto or resulting therefrom (the "Software") and all pieces of Software (i) are licensed by the applicable Transaction Party under valid license agreements,
(ii) constitute original works for hire compiled or prepared by employees of the applicable Transaction Party within the scope of their employment, the right, title and interest (including copyright to such Software) being vested in the applicable Transaction Party or (iii) are works prepared or performed by consultants to the applicable Transaction Party, all right, title and interest in and to such Software having been transferred and being vested in such Transaction Party, with no royalties or other payments due in respect thereof. Each Transaction Party has all documentation necessary to enforce its rights in the Software.

         2.25 NO ILLEGAL OR IMPROPER TRANSACTIONS. No Transaction Party has, nor has any director, officer or employee of any Transaction Party, (a) paid, offered or promised to pay, or authorized the payment, directly or indirectly through any other Person or firm, of any monies or anything of value to (i) any Person or firm employed by or acting for or on behalf of any Person, whether private or governmental, or (ii) any government official or employee or any political party or candidate for political office, for the purpose of illegally or improperly inducing or rewarding any action by any official favorable to any Transaction Party or any other Person in connection with a Transaction Party or
(b) taken any other act that, if taken by a Person subject to United States Law, would be reasonably likely to violate the FCPA (any such act, a "Prohibited Payment"). A Prohibited Payment shall not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a foreign government or agency thereof, provided such payments are permissible under Applicable Law and guidelines applicable to the recipient of such payments.

         2.26 BANK AND BROKERAGE ACCOUNTS; INVESTMENT ASSETS. Schedule 2.26 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any Transaction Party has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of any Transaction Party having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.27 NO POWERS OF ATTORNEY. Except as set forth in Schedule 2.27, no Transaction Party has any powers of attorney or comparable delegations of authority outstanding.

         2.28 BOOKS AND RECORDS. The minute books and other similar records of the Transaction Parties as made available to Subscriber prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Transaction Parties. The stock transfer ledgers and other similar records of the Transaction Parties as made available to Subscriber prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Transaction Parties. Except as set forth in Schedule 2.28, no Transaction Party has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of a Transaction Party.

         2.29 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement made by any of the Transaction Parties to the Subscriber or contained in the Schedules or in any certificate, list or other writing furnished to Subscriber pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                        REPRESENTATIONS OF THE SUBSCRIBER

         In order to induce the Company to enter into this Agreement and in order to induce the Company to issue the Preferred Stock, the Subscriber represents, warrants and agrees as follows:

         3.1 EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. The Subscriber is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization. The Subscriber has the requisite power and authority to execute and deliver the Documents to which it is a party and perform its obligations thereunder. Each of the Documents to which it is a party has been duly authorized and approved by the Subscriber, and assuming due execution by the other parties thereto is a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or law).

         3.2 RESTRICTIVE DOCUMENTS. The Subscriber is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation by the Subscriber of the transactions contemplated hereby.

         3.3 PURCHASE FOR INVESTMENT. (a) The Subscriber will acquire the Preferred Stock for its own account for investment and not with a view toward any resale or distribution thereof.

             (b) The Subscriber understands that the Preferred Stock has not been registered under the Securities Act or under any state securities laws and may not be sold or transferred unless it is subsequently registered under the Securities Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available;

             (c) The Subscriber represents that it is experienced in investment matters, including a general knowledge of the communications markets in Brazil, fully understands the transactions contemplated by this Agreement, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment;

             (d) The Subscriber is an "accredited investor" as defined in Rule 501(a) under the Securities Act; and

             (e) The Subscriber represents and warrants that it has had the opportunity to ask questions of and receive answers from the Transaction Parties regarding the terms and conditions of the offering of the Preferred Stock and the business, properties, prospects and financial condition of the Transaction Parties.

         3.4 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Subscriber is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby.

         3.5 RESTRICTED SECURITIES. Subscriber understands that the shares of Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act, except in certain limited circumstances. In this regard, Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.6 LEGENDS. It is understood that the certificates evidencing the Preferred Stock may bear one or all of the following legends:

             (a) "These securities have not been registered under any federal or state securities laws and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under applicable securities law or an opinion of counsel satisfactory to the Company that such sale, pledge, offer or hypothecation does not violate applicable securities laws."

             (b) "This security is subject to the provisions of an Investors Rights Agreement, dated May 31, 2000, among Intercontinental Telecommunications Corp., Capital Communications CDPQ Inc., and the other shareholders of Intercontinental Telecommunications Corp., which agreement contains certain provisions restricting the transfer of this security, copies of which Investors Rights Agreement are on file at the principal office of Intercontinental Telecommunications Corp. Intercontinental Telecommunications Corp. shall furnish, without charge to any shareholder of Intercontinental Telecommunications Corp., copies of such Investor Rights Agreement."

             (c) Any legend required by applicable blue sky laws.

                                   ARTICLE IV
                                    COVENANTS

         The Company covenants and agrees with the Subscriber that, at all times from and after the date hereof until the Closing, the Company will comply with all covenants and provisions of this Article IV, except to the extent Subscriber may otherwise consent in writing.

         4.1 REGULATORY AND OTHER APPROVALS. The Company will, and will cause the Subsidiaries to, (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of any Transaction Party to consummate the transactions contemplated by this Agreement or any of the Documents, (b) provide such other information and communications to such Governmental or Regulatory Authorities as such Governmental or Regulatory Authorities may reasonably request and (c) cooperate with Subscriber as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Subscriber to consummate the transactions contemplated by this Agreement or any of the Documents.

         The Company will provide prompt notification to Subscriber when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Subscriber of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Documents.

         4.2 DILIGENCE BY SUBSCRIBER. The Company will, and will cause the other Transaction Parties to (a) provide Subscriber and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Transaction Parties and their assets and properties and Books and Records, and (b) furnish Subscriber and such other Persons with all such information and data (including, without limitation, copies of contracts, benefit plans and other Books and Records) concerning the business and operations of the Transaction

Parties or any other information and data that the Subscriber and such other Persons may reasonably request in connection with such diligence.

         4.3 NO SOLICITATIONS. The Company shall not, and shall cause the other Transaction Parties to not (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Transaction Party or any such Affiliate) take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any business combination with any Transaction Party, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any business combination with any Transaction Party or (c) to furnish or cause to be furnished any information with respect to any Transaction Party (other than as contemplated by Section 4.2) who any Transaction Party (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of considering any business combination with any Transaction Party. If any Transaction Party (or any such Person acting for or on their behalf) receives from any Person (other than Subscriber or any other Person referred to in Section 4.2) any offer, inquiry or informational request referred to above, the Company will promptly advise such Person, by written notice, of the terms of this Section 4.3 and will promptly, orally and in writing, advise Subscriber of such offer, inquiry or request and deliver a copy of such notice to Subscriber.

         4.4 CONDUCT OF BUSINESS. The Company shall, and shall cause the other Transaction Parties, to conduct business only in the ordinary course of business. Without limiting the generality of the foregoing, the Company will:

             (a) cause the Transaction Parties to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Transaction Parties, (ii) keep available (subject to dismissals and retirements in the ordinary course of business) the services of the present officers, employees and consultants of the Transaction Parties, (iii) maintain the assets and properties of the Transaction Parties in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom any Transaction Party sells goods or provides services or with whom any Transaction Party otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of the Transaction Parties;

             (b) except to the extent required by Applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner and
(ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of any Transaction Party, (B) any method of calculating any bad debt, contingency or other reserve of any Transaction Party for accounting, financial reporting or Tax purposes or (C) the fiscal year of any Transaction Party;

             (c) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the contracts listed in Schedule 2.8, (ii) to the extent requested by Subscriber prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any

Person (other a Transaction Party) for the benefit of any Transaction Party to continue to be provided at the expense of the Transaction Parties after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or assets and properties of the Transaction Parties to be paid to the Transaction Parties; and

             (d) comply and cause the officers and directors of the Transaction Parties to comply, in all material respects, with Applicable Laws to the business and operations of the Transaction Parties, including, without limitation, the FCPA, and promptly following receipt thereof to give Subscriber copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Applicable Law.

         4.5 EMPLOYEE MATTERS. Except as may be required by Applicable Law, the Company will refrain and will cause the other Transaction Parties to refrain, from directly or indirectly:

             (a) making any representation or promise, oral or written, to any officer, employee or consultant of any Transaction Party concerning any benefit plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any benefit plan;

             (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of any Transaction Party whose annual salary is or, after giving to such change, would be U.S.$50,000 or more;

             (c) adopting, entering into, amending, modifying or terminating (partially or completely) any benefit plan except to the extent required by Applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Transaction Party reasonably believes to be the least costly is chosen;

             (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under the Employee Stock Option Plan or any other benefit plan, employment contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of the Employee Stock Option Plan or any other benefit plan, employment contract or other employee compensation arrangement; or

             (e) entering into, amending, modifying or terminating (partially or completely), any contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Schedule 2.8(a).

         The Company shall, and will cause the other Transaction Parties to, administer each benefit plan, or cause the same to be so administered, in all material respects in accordance with Applicable Laws.

         4.6 NOTICE AND CURE. The Company will notify Subscriber promptly in writing of, and contemporaneously will provide Subscriber with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this

Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify Subscriber promptly in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Subscriber's right to seek indemnity under Article X.

                                   ARTICLE V
         ISSUANCE OF SECURITIES; PAYMENT OF SUBSCRIPTION PRICE; CLOSINGS

         5.1 ISSUANCE OF PREFERRED STOCK. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Articles II and VI, on the Closing Date, the Company agrees to sell to the Subscriber, and the Subscriber agrees to subscribe from the Company, the Preferred Shares. Delivery of the Preferred Stock to be purchased by the Subscriber pursuant to this Agreement shall be made, pursuant to Section 5.4, on the Closing Date by the Company to the Subscriber, against payment of the Subscription Price.

         5.2 SUBSCRIPTION PRICE. Subject to the terms and conditions set forth in this Agreement, in full consideration for the issuance by the Company of the Preferred Stock to the Subscriber, the Subscriber shall deliver to the Company $20,000,000.35, or $4.07 per Preferred Share (the "Subscription Price"), on the Closing Date, by wire transfer of immediately available funds to the accounts specified by the Company and listed on Schedule 5.2 attached hereto.

         5.3 TIME AND PLACE OF CLOSINGS. The deliveries made on the Closing Date (the "Closing") shall take place at 10:00 a.m. on the Closing Date, or such other time as the Company and the Subscriber shall mutually agree. Unless otherwise required by either party hereto, the deliveries required at closing shall be effected by facsimile transmission, with original documents to be sent via overnight delivery.

         5.4 CLOSING DELIVERIES. At the Closing the Company shall deliver, or cause to be delivered, to the Subscriber the following: (i) certificates representing the number of Preferred Shares to be issued and delivered free and clear of all Encumbrances with all necessary share transfer and other documentary stamps attached at the expense of the Company, (ii) evidence or copies of any consents, approvals, orders, qualifications, agreements or waivers required pursuant to Article VI, (iii) the opinion described in Section 6.12,
(iv) a certificate executed by the President of the Company substantially in the form of Exhibit H hereto, (v) a certificate, executed by the Secretary of the Company in the form of Exhibit I hereto, and (vi) all other certificates and other instruments and documents required by this Agreement to be delivered by the Company to the Subscriber at or prior to the Closing.

                                   ARTICLE VI
                   CONDITIONS TO THE SUBSCRIBER'S OBLIGATIONS

         The obligations of the Subscriber to purchase the Preferred Stock contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

         6.1 GOOD STANDING AND OTHER CERTIFICATES. The Subscriber shall have received (a) a copy of the certificate of incorporation or other organizational documents of the Company, including all amendments thereto, certified by the Secretary of Florida, (b) a certificate from the Secretary of State or other appropriate official of the respective State or country of incorporation or formation to the effect that the Company is in good standing and listing all charter documents of such entity, (c) a copy of the bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the transactions contemplated under the Documents, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date, and in a manner satisfactory to the Subscriber, and (d) true and complete copies of the certificate or articles of incorporation and by laws (or other comparable charter documents) of each Subsidiary as in effect on the date hereof.

         6.2 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement and the other Documents, shall be true and correct in all material respects on and as of such Closing Date other than such representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

         6.3 PERFORMANCE OF AGREEMENTS. The Company shall be in compliance with the Documents in all material respects and, shall have performed in all material respects all of its agreements and covenants thereunder which are required thereunder to be performed prior to the Closing Date.

         6.4 NO LITIGATION. No Action or Proceeding shall have been instituted or, to the knowledge of the Company, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by the Documents. No Transaction Party shall be a party to any Action or Proceeding.

         6.5 THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, authorizations, exemptions or waivers required in connection with the consummation of the transactions contemplated by the Documents shall have been received.

         6.6 CERTIFICATE OF DESIGNATION. The Company shall have delivered to the Subscriber evidence that the Certificate of Designation of the Company shall have been duly filed with the Secretary of State of Florida and shall be in full force and effect.

         6.7 INVESTOR RIGHTS AGREEMENT. The Company and each shareholder of the Company shall have delivered the Investor Rights Agreement to the Subscriber.

         6.8 TAXES; FINANCIAL STATEMENTS. (a) The Company shall have delivered to the Subscriber true and complete copies of the Financial Statements set forth in Section 2.5 herein;

             (b) The Company shall have delivered to Subscriber evidence, satisfactory to the Subscriber, that: (i) no Transaction Party owes any past due Taxes under Applicable Law, and (ii) there are no Tax claims against any of the Transaction Parties.

         6.9 TRANSFER OF MICROTEC LICENSES. The Company shall have delivered an opinion of Fischer & Forster, special Brazilian regulatory counsel to the Company, in form and substance satisfactory to the Subscriber, as to the ability of the Transaction Parties to use the Microtec Licenses and as to the ability of Vitech or its affiliates to transfer the Microtec Licenses to the Company and the other Transaction Parties.

         6.10 NO MATERIAL ADVERSE EFFECT. No Transaction Party shall have suffered a Material Adverse Effect. Between the date of this Agreement and the date of subscription for the Preferred Shares, the Transaction Parties shall have conducted their respective business in the ordinary and regular course.

         6.11 COMPLIANCE WITH LABOR LAW REGULATIONS. The Company shall be in compliance in all material respects with all laws and regulations pertaining to labor matters, and there shall not be any outstanding employment benefit issues or claims (including those related to pensions and fringe benefits), the failure of which to resolve could have a Material Adverse Effect.

         6.12 OPINIONS OF COMPANY COUNSEL. The Subscriber shall have received an opinion of Baker & McKenzie, general outside corporate and securities counsel to the Company, and Fischer & Forster, special Brazilian regulatory counsel to the Company, reasonably satisfactory in form and substance to the Subscriber, as to the matters specified on Exhibit C (and allocated between such counsel as specified therein), including, without limitation, the validity and transferability of the Microtec Licenses to the Company.

         6.13 D & O INSURANCE. The Company shall have used its best efforts to have in effect a liability insurance policy covering the Company's directors and officers in their capacities as such, providing for coverage of not less than an aggregate of $5,000,000 and an indemnification and hold harmless agreement, satisfactory to the Subscriber, shall have been executed by the Company in favor of its officers and directors.

         6.14 BUSINESS PLAN. The Company shall have delivered to Subscriber evidence that the Business Plan has been adopted.

         6.15 ONGOING BUSINESS. The Company shall have demonstrated to the Subscriber's satisfaction that it has applied for 3.5 GHz frequencies in twenty key locations/cities necessary to deploy its backup and technology migration plan for local access.

         6.16 PREFERRED STOCK. Simultaneously with and as a result of the Closing, the Subscriber shall have acquired 4,914,005 shares of Preferred Stock, representing 30.09% of the total capital stock of the Company then issued and outstanding and 18.41% of the capital stock of the Company on a fully diluted basis. Simultaneously with and as a result of the Closing, the

Company shall have delivered to the Subscriber stock certificates representing the Preferred Shares.

         6.17 EMPLOYEE CONFIDENTIALITY. The Company shall have caused its officers, directors, and the officers and directors of the Subsidiaries, and any other employee who has access to confidential information (as defined in the Confidentiality Agreement), to execute a confidentiality agreement in the form attached hereto as Exhibit F.

         6.18 OTHER DOCUMENTS. The Company shall have delivered to the Subscriber the documents described in Section 5.4.

         6.19 TRANSFER OF CONTRACTS. The Company shall have used and shall continue to use its best efforts to assign to the Transaction Parties in a manner satisfactory to the Subscriber each agreement, contract, instrument or commitment listed on Schedule 2.8(f), other than those agreements, contracts, instruments or commitments that may not be assigned until such time as the Microtec Licenses are assigned.

         6.20 JOINT MARKETING AGREEMENT. The Company and Vitech shall have amended and restated the Joint Marketing Agreement to include Microtec as a party and in a manner satisfactory to the Subscriber.

                                  ARTICLE VII
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The issuance of the Preferred Stock by the Company is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

         7.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Subscriber contained in this Agreement shall be true and correct on and as of the Closing Date other than such representatives and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

         7.2 THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals authorizations, exemptions or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement on the part of the Subscriber shall have been received.

         7.3 PERFORMANCE OF AGREEMENT. The Subscriber shall have performed in all material respects, its obligations under this Agreement.

         7.4 NO LITIGATION. No Action or Proceeding shall be instituted or, to the knowledge of the Subscriber, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby.

                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

     8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. (a) For so long as the Subscriber holds the Preferred Stock or shares of common stock obtained in connection with the Preferred Stock, the Company shall deliver to Subscriber:

                  (i) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal quarter, and a consolidated balance sheet of the Company as of the end of such fiscal quarter, all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the Chief Financial Officer and Chief Executive Officer of the Company.

                  (ii) within 90 days after the end of each fiscal year, audited consolidating and consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal year, and consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to comparable budgeted figures and comparable figures for the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and certified by, (a) with respect to the consolidated portions of such statements, an independent accounting firm of national recognition (such certification to be accompanied by a copy of such firm's annual management letter to the management of the Company) and
         (b) with respect to the consolidating portions of such statements, the Chief Financial Officer and Chief Executive Officer of the Company.

             (b) For so long as Subscriber holds at least twenty percent (20%) of the Preferred Shares purchased hereunder (or an equivalent amount of Common Stock issued upon conversion of the Preferred Shares), the Company shall provide
Subscriber:

                  (i) within 30 days following the end of each month and 45 days following the end of each fiscal quarter, statements of earnings, shareholders' equity and cash flows of the Company for such month or fiscal quarter as the case may be, prepared by the Company in the ordinary course of its business.

                  (ii) prior to each fiscal year, the Company's proposed budget for such year, setting forth the expected revenues, expenses and capital expenditures on a monthly and quarterly basis.

             (c) Notwithstanding anything herein in this Section 8.1 to the contrary, the rights of Subscriber under this Section 8.1 shall terminate when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

         8.2 RESERVATION OF COMMON STOCK; VALID ISSUANCE. (a) The Company shall at all times reserve for issuance free from preemptive rights and other rights to preempt or subscribe, (i) a number of shares of Common Stock at least equal to the number of shares of Common

Stock issuable upon conversion or exercise of the Preferred Stock and (ii) all other securities of the Company convertible into Common Stock.

             (b) The shares of Common Stock issuable upon conversion or exercise of the Preferred Stock, when issued in accordance with their respective terms, will be validly issued, fully paid and nonassessable, free of all preemptive or similar rights, and shall be delivered free and clear of all Encumbrances.

         8.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. (a) At any time or from time to time after the Closing, the Company shall execute and deliver to Subscriber such other documents and instruments, provide such materials and information and take such other actions as Subscriber may reasonably request more effectively to vest title to the Preferred Stock in Subscriber.

             (b) Following the Closing, the Company will afford the Subscriber, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business or condition of the Transaction Parties in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

             (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business or condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Company in accordance with this paragraph shall be held confidential by the Company in accordance with Section 12.1.

             (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

         8.4 COMPLIANCE WITH FCPA. The Company shall at all times comply and cause the officers and directors of the Transaction Parties to comply, in all material respects, with Applicable Laws to the business and operations of the Transaction Parties, including, without limitation, the FCPA, and promptly following receipt thereof to give Subscriber copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Applicable Law.

         8.5 USE OF PROCEEDS. The Company shall use the proceeds of the issuance of the Preferred Stock for the purposes set forth in the Business Plan.

         8.6 TRANSFER OF MICROTEC LICENSES. The Company shall use its best efforts to cause each of the Microtec Licenses that is not transferred to the Company prior to the Closing to be transferred outright to the Company or to other Transaction Parties promptly following the Closing.

         8.7 TRANSFER OF CONTRACTS. The Company shall use its best efforts to cause to be assigned to the Transaction Parties in a manner satisfactory to the Subscriber promptly following the Closing each agreement, contract, instrument or commitment listed on Schedule 2.8(f) that is not assigned prior to the Closing.

                                   ARTICLE IX
                                    SURVIVAL

         9.1 SURVIVAL. Except as expressly provided in this Agreement, the covenants contained in this Agreement, including, without limitation, those contained in Article VIII, shall survive the Closing Date indefinitely. The representations and warranties of the Company and the Subscriber contained in this Agreement and the schedules and certificates delivered in connection herewith shall survive until two (2) years from the Closing Date, except as to any matters with respect to which a bona fide written claim shall have been made or an Action or Proceeding shall have commenced before such date, in which event survival shall continue until the final resolution of such claim, including all applicable periods for appeal provided, however, that (i) the representations, warranties, and covenants contained in Sections 2.1, 2.2, and 2.11 hereof and this Section 9.1 shall survive without time limit; (ii) the representations, warranties and covenants relating to Taxes and environmental matters shall survive until six (6) months following the expiration of the applicable statutes of limitations relating to claims with respect thereto (giving effect to any extension thereof by waiver or otherwise), and (iii) no time limitation will apply if either shall fail to notify the other in writing promptly upon becoming aware of its breach or failure to comply with a representation or warranty contained herein.

                                   ARTICLE X
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION. The Company agrees to indemnify and hold the Subscriber and its officers, directors, employees, Affiliates, advisors, consultants and agents, and any successors thereto (and any officers, directors, employees, Affiliates and agents of such successors) harmless from any liability, damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees (but offset by any proceeds from insurance and taking into account the present value of any tax savings to Subscriber or its Affiliates resulting from such losses, liabilities, damages, deficiencies, demands, claims, suits, actions, or causes of actions, fines, penalties, losses, costs or expenses) ("Damages") incurred or suffered as a result of the failure of any representation or warranty made by the Company pursuant to this Agreement, any schedule or exhibit to this Agreement or any certificates delivered pursuant thereto to be true and correct as of the date hereof and on the Closing Date or any breach by the Company of an obligation or covenant contained herein.

         10.2 CONTRIBUTION; LIMITATIONS ON INDEMNIFICATION. (a) To the extent that the undertaking to indemnify, pay or hold harmless the Subscriber pursuant to Section 10.1 of this Agreement may be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law.

             (b) No claims shall be made against the Company for Damages of the Subscriber unless and until such Damages aggregate to $200,000 or more (the "Basket Amount"), in which event, one or more claims for all such Damages may be made against the Company, subject to the remaining provisions of this Article
IX. It is expressly understood that the Basket Amount shall not serve as a "deductible" (for example, if the indemnity claims for which the Subscriber would, but for the provisions of this subparagraph (b), be liable is in the aggregate amount of $201,000, the Losses for which a claim is to be made against the Company would then be for the entire $201,000, and not just $1,000). Further, with respect to claims for indemnification resulting from the failure of any representation or warranty made by the Company pursuant to this Agreement, any schedule or exhibit to this Agreement or any certificates delivered pursuant thereto to be true and correct as of the date hereof and on the Closing Date or any breach by the Company of an obligation or covenant contained herein, other as specifically provided in this Section 10.2, the Company shall only be responsible for Damages up to an aggregate amount of $5,000,000. Notwithstanding the foregoing, the Company's responsibility to the Subscriber shall be up to an aggregate amount equal to the Subscription Price plus any and all fees and expenses (including, without limitation, attorneys' fees) with respect to the failure of any representation or warranty made by the Company pursuant to Sections 2.1, 2.2, 2.3, 2.4, 2.8, 2.12, 2.15, 2.14, 2.18,
2.19, 2.20, 2.23 and 2.25 of this Agreement or any breach by the Company of an obligation or covenant contained in Section 4.4(d).

         10.3 INDEMNIFICATION PROCEDURE. The party making a claim for indemnification under this Section 10.3 is hereinafter referred to as the "Indemnified Party" and the party against whom such claim is asserted under this
Section 10.3 is hereinafter referred to as the "Indemnifying Party". All claims by an Indemnified Party shall be asserted and resolved as provided for in this
Section 10.3.

             (a) In the event that any Indemnified Party receives notice of the commencement of any action or proceeding that asserts a claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Section 10.3 (a "Third Party Claim") or suffers any Damages, and such Indemnified Party may be entitled to seek indemnity, such Indemnified Party shall promptly after receiving such notice provide the Indemnifying Party with notice of such Third Party Claim or at any time after determining the existence of a Damages in which a third party is involved.

             (b) The Indemnifying Party shall, upon receipt of such notice, be entitled to participate in or, at the Indemnifying Party's option, assume the defense, appeal or settlement of such Third Party Claim with respect to which such indemnity has been invoked with counsel of its own choosing, and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith including contesting such Third Party Claim or making any counterclaim against the Person asserting such Third Party Claim; provided, however, that the Indemnified Party shall be entitled to employ one counsel to represent itself if the Indemnified Party receives an opinion of counsel that an actual conflict of interest exists (provided that the existence of the indemnity shall not be deemed to constitute a conflict) between the Indemnifying Party and the Indemnified Party in respect of such Third Party Claim and, in that event, the reasonable fees and expenses of such additional counsel shall be paid by the Indemnifying Party; and provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party that it intends to assume the defense, appeal or settlement of such Third Party Claim, to file any motion, answer or other pleading and take such other action that it shall reasonably deem necessary to protect its interest or that of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of such Third Party Claim within ten (10) days after receipt of notice thereof from the Indemnified Party, such Indemnified Party shall have the right to undertake the defense or appeal of or settle or compromise such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party.

             (c) No claim or demand may be settled by an Indemnified Party without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, except as set forth in the last sentence of Section 10.3(b) above. Unless the Indemnifying Party shall have agreed in writing that any and all damages to the Indemnified Party related to a claim or demand are fully covered by the indemnities provided herein, no such claim or demand may be settled by the Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

             (d) To the extent it shall subsequently be determined by arbitration or litigation that the Indemnified Party shall have no right pursuant to this Section 10.3 to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party to the Indemnified Party with respect to such matters pursuant to this Section 10.3.

             (e) Any indemnifiable claim under this Section 10 that is not a Third Party Claim shall be asserted by written notice to the Indemnifying Party. If the Indemnifying Party does not respond within sixty (60) days after receipt of such notice, it shall not have the right to contest the validity of such claim. Any uncontested claim or portion thereof shall be paid by the Indemnifying Party within fifteen (15) days after the sixty-day period referred to in the preceding sentence.

                                   ARTICLE XI
                                   TERMINATION

         11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

             (a) at any time before the Closing, by mutual written agreement of the Company and Subscriber;

             (b) at any time before the Closing, by the Company, (i) in the event of a material breach hereof by Subscriber if the Subscriber fails to cure such breach within five (5) Business Days following notification thereof by the Company or (ii) upon notification of the Subscriber by the Company that the satisfaction of any condition to its obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the Company;

         11.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or Subscriber (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the confidentiality in Section 12.1 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 11.1 as a result of the breach of this Agreement by the Subscriber, the Subscriber shall have no claim against any of the Transaction Parties for Damages.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1 CONFIDENTIALITY. Each of the parties hereto will hold, and will cause their officers, directors, Affiliates, and their respective officers and directors (and, in the case of the Company, the other Transaction Parties) to hold, in strict confidence from any Person, unless (i) made pursuant to a press release mutually agreed to by the parties, (ii) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Applicable Law or (iii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby ("Confidential Information"), provided that the recipient of Confidential Information hereunder shall be bound by a confidentiality agreement governed by the same terms as of this Section 12.1 and except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Notwithstanding the foregoing, the parties hereto shall be permitted to disclose Confidential Information to their employees, advisors and agents to the extent that such disclosure is necessary in connection with the evaluation and consummation of the transactions contemplated hereby.

         12.2 KNOWLEDGE OF THE COMPANY. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter should be within the actual or constructive knowledge of any Transaction Party's director, executive officer or other senior member of management (including, without limitation, the Transaction Party's internal counsel) after due investigation.

         12.3 EXPENSES. Subject to the completion of the Closing, the Company agrees to pay the reasonable costs and expenses incurred by the Subscriber in connection with the transactions contemplated hereby and the Subscriber's investment in the Company (including without limitation, reasonable attorneys' fees and expenses), at Closing or within fifteen (15) of the presentation of supporting documentation to the Company; provided, however, that in no event shall the Company be required to make payments under this Section in excess of an aggregate of $125,000.

         12.4 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State, without regard to any laws, rules or regulations regarding conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

         12.5 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         12.6 PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior approval of the Subscriber and the Company to the contents and the manner of presentation and publication thereof.

         12.7 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy, facsimile or by registered or certified mail, postage prepaid, addressed as follows:

         if to the Company:

                  Notice Address:

                  Intercontinental Telecommunications Corp.
                  2190 Northwest 89th Place
                  Miami, Florida 33172
                  United States
                  Attention:  Jerry Brown, Senior Vice President
                  Telephone:  (305) 477-1161
                  Telecopier: (305) 477-1379
                  E-mail: jbrownmia@vitech.net

                  With copies to:

                  Intercontinental Telecom Corporation do Brasil S/C Ltda. Av. do Cafe, 277 - 5th Floor - Tower A
                  Centro Empresarial do Aco, Vl. Guarani
                  Sao Paulo, SP
                  Brazil
                  Attention: Steven Edwards, CFO
                  Telephone: (55 11) 5070-9735
                  Facsimile: (55 11) 5070-7662
                  E-mail: steven@itcbrasil.com.br

                  and to:

                  Baker & McKenzie
                  1200 Brickell Avenue
                  Suite 1900
                  Miami, Florida 33131
                  United States
                  Attention:  Andrew Hulsh, Esq.
                  Telephone:  (305) 789-8985
                  Telecopier: (305) 789-8953
                  E-mail: andrew.hulsh@bakernet.com

         and if to the Subscriber:

                  Capital Communications CDPQ Inc.
                  La Caisse de depot et placement du Quebec
                  Place Mercantile, 2001, Avenue McGill College
                  7th Floor, Montreal, Quebec
                  Canada H3A 1G1
                  Attention:  President
                  Telecopier: (514) 847-5980

                  with copies to:

                  Robert  Cote
                  Senior Legal Counsel
                  La Caisse de depot et placement du Quebec
                  1981 Avenue McGill College
                  Montreal, P.Q. H3A-3C7
                  Canada
                  Facsimile: (514) 281-5212
                  E-mail: rcote@lacaisse.com
                  and:

                  Raymond J. Herpers
                  Telinvest Management Corporation
                  101 East Park Blvd., Suite 701
                  Plano, TX 75074
                  Facsimile:  (972) 422-6510
                  E-mail: raymond.herpers@telinvest.com

                  with a copy to its counsel

                  Wilmer, Cutler & Pickering
                  2445 M Street, N.W.
                  Washington, D.C. 20037-1420
                  United States
                  Attention:  Cristina Mendoza Bourelly, Esq.
                  Telephone:  (202) 663-6000
                  Telecopier: (202) 663-6363
                  E-mail: cmendozabourelly@wilmer.com

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given upon automatic confirmation of receipt by the receiving machine if sent by telecopier or facsimile, upon delivery if delivered in person, and upon mailing if mailed. The parties may exchange communication by any other means including, without limitation, via Internet, but in no event such communication shall be considered a notice under this Agreement.

         12.8 PARTIES IN INTEREST. No party hereto may transfer, assign or pledge any of its rights in, or otherwise grant any rights to any Person in or under this Agreement.

         12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         12.10 ENTIRE AGREEMENT. This Agreement, the Certificate of Designation and the Investor Rights Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, the Certificate of Designation and the Investor Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

         12.11 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Subscriber and the Company.

         12.12 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         12.13 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto (and, in the case of the Subscriber, its transferees) and those Persons entitled to indemnification pursuant to Article X hereof.

         12.14 ARBITRATION. (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or breach, termination or validity hereof (the "Dispute") shall be settled by mediation first, and if not possible, by arbitration, and the results of such mediation or arbitration, as the case may be, shall be final and binding upon the parties hereto. The arbitration shall be conducted in accordance with the International Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by the mutual agreement of the parties. The seat of the arbitration shall be Miami, Florida, and all arbitration proceedings shall be conducted in the English language.

             (b) The party initiating arbitration (the "Claimant") shall appoint its arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint its arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such 30-day period, the arbitrator named in the Request shall decide the controversy or claim as sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator within 30 days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and Respondent have appointed a third arbitrator and the third arbitrator has accepted the appointment, the two arbitrators shall promptly notify the parties of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator or so notify the parties, then the appointment of the third arbitrator shall be made by the American Arbitration Association, which shall promptly notify the parties of the appointment of the third arbitrator. The third arbitrator shall act as chairman of the panel.

             (c) The arbitral award shall be in writing and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

             (d) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal Action or Proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall only be brought in accordance with this Section 12.14, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid arbitration panel. Each party hereby further irrevocably waives any claim that any such arbitration panel lack jurisdiction over such party, and agrees not to plead or claim, in any legal Action or Proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such arbitration panel lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such Action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 12.7. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any Action or Proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

             (e) To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may or may not or hereafter have to the laying of the venue of any suit, Action or Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Miami, Florida, and hereby further irrevocably waives and agrees not to plead or claim that such venue is not a convenient forum for any such proceeding.

         12.15 ENGLISH LANGUAGE. This Agreement has been negotiated in the English language. All documents and certificates delivered pursuant to this Agreement and the other Documents shall be in the English Language, except if issued by a Governmental or Regulatory Authority located outside the United States, in which case such document or certificate shall be accompanied by an English translation.




                            (signature page follows)

         IN WITNESS WHEREOF the Subscriber has signed this Subscription Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the date first above written.

                                    INTERCONTINENTAL
                                    TELECOMMUNICATIONS CORP.


                                    By: /s/ William St. Laurent
                                       --------------------------------
                                       Name:  William St. Laurent
                                             --------------------------
                                       Title: President
                                             --------------------------


                                    CAPITAL COMMUNICATIONS CDPQ INC.


                                    By: /s/ Andre De Montigny
                                       --------------------------------
                                       Name: Andre De Montigny
                                             --------------------------
                                       Title: Vice-President
                                             --------------------------


                                    By: /s/ Sebastien Rheaume
                                       --------------------------------
                                       Name: Sebastien Rheaume
                                             --------------------------
                                       Title: Manager
                                             --------------------------